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                                  CHASE MANHATTAN AUTO GRANTOR TRUST
                                            SERIES 1996-B
                                   STATEMENT TO CERTIFICATEHOLDERS
====================================================================================================================================
PERIOD 28                                                                                                                   PAGE # 1
DETERMINATION8-Jan-99                                                                                              Beginning 12/1/98
DISTRIBUTION:15-Jan-99                                                                                               Ending 12/31/98
TIME: 2/1/99 16:05


                                                            CLASS A 6.61% ASSET BACKED CERTIFICATES
                                                            CLASS B 6.76% ASSET BACKED CERTIFICATES



                    ORIG PRINCIPAL        BEG PRINCIPAL      PRINCIPAL         INTEREST             TOTAL          END PRINCIPAL
CLASS                  BALANCE               BALANCE        DISTRIBUTION      DISTRIBUTION       DISTRIBUTION          BALANCE
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
  A                 $1,478,422,107.71   $497,796,118.74    $28,007,996.95     $2,742,026.95      $30,750,023.90    $469,788,121.79
  B                    $45,725,000.00    $15,395,959.92       $866,238.17        $86,730.57         $952,968.74     $14,529,721.75







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CERTIFICATE TOTALS  $1,524,147,107.71   $513,192,078.66    $28,874,235.12     $2,828,757.52      $31,702,992.64    $484,317,843.54
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                                 FACTOR   INFORMATION   PER   $1,000


                     PRINCIPAL               INTEREST             END PRINCIPAL
   CLASS            DISTRIBUTION           DISTRIBUTION           BALANCE
--------------------------------------------------------------------------------
     A                      18.94451984          1.85469829        317.76318775
--------------------------------------------------------------------------------
             -------------------------------------------------------------------
     B                      18.94451985          1.89678666        317.76318753
--------------------------------------------------------------------------------

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Certificate Totals          18.94451984          1.85596095        317.76318775
--------------------------------------------------------------------------------


====================================================================================================================================

(C) COPYRIGHT 1998, CHASE MANHATTAN BANK
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

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                                                        CHASE MANHATTAN AUTO GRANTOR TRUST
                                                                  SERIES 1996-B
                                                         STATEMENT TO CERTIFICATEHOLDERS
====================================================================================================================================
PERIOD 28                                                                                                             PAGE     # 2
DETERMINATION: 8-Jan-99                                                                                            Beginning 12/1/98
DISTRIBUTION: 15-Jan-99                                                                                              Ending 12/31/98
TIME: 2/1/99 16:05






                                                                                                                         per $1000
Section 5.8 (iii)               Servicing Fee                                                               $427,660.07    .28058976




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Class        Principal         Interest          Total         Prin (per $1000/orig)    Int (per $1000/orig)  Total (per $1000/orig)
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  A        $28,007,996.95    $2,742,026.95    $30,750,023.90       18.94451984           1.85469829                 20.79921813
  B           $866,238.17       $86,730.57       $952,968.74       18.94451985           1.89678666                 20.84130651

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Total      $28,874,235.12    $2,828,757.52    $31,702,992.64       18.94451984           1.85596095                 20.80048079
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Section 5.8 (v)                 Pool Balance at the end of the Collection Period                        $484,317,843.54


Section 5.8 (vi)                Aggregate Net Losses for Collection Period                                  $281,148.96


Section 5.8 (vii)               Carryover Shortfall for Collection Period
                                                          Class A Interest                                        -
                                                          Class B Interest                                        -
                                                          Class A Principal                                       -
                                                          Class B Principal                                       -
                                                            TOTAL                                                 -


Section 5.8 (viii)              Reserve Account Balance after Disbursement                               $15,740,329.92



Section 5.8 (ix)                Specified Reserve Account Balance                                        $15,740,329.92



Section 5.8 (x)                 Repurchase Amounts for Repurchased Receivables
                                                          Seller                                                  $0.00
                                                          Servicer                                          $204,731.88
                                                            TOTAL                                           $204,731.88



Section 5.8 (xi)                Advance Summary for Collection Period
                                              Unreimbursed Advances for Period                           $ 4,494,660.95
                                              Unreimbursed Advances for Previous Period                  $ 4,264,019.66
                                              Change from Previous Period                                  $ 230,641.29

                                             Reimbursed Advance from Collections                            $592,989.92
                                             Reimbursed Advance from Liquidation Proceeds                    $18,224.27
                                             Reimbursed Advance from Reserve Account Withdrawals                 $ -


(C) COPYRIGHT 1998, CHASE MANHATTAN BANK
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